Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Second Quarter 2024 Results and Declares Second Quarter 2024 Distribution of $0.75 per Common Unit

HOUSTON, August 7, 2024 - Natural Resource Partners L.P. (NYSE:NRP) today reported second quarter 2024 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	June 30, 2024
Net income	$46,064	$231,103
Operating cash flow	56,629	284,856
Free cash flow (1)	57,288	287,417

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $57.3 million of free cash flow in the second quarter of 2024

• Retired remaining 0.3 million warrants with $10.0 million in cash and 89,059 common units; Zero warrants of original 4 million warrants remain outstanding

• Redeemed $40.0 million of preferred units at par with cash; $31.7 million of original $250 million preferred units remain outstanding

• Paid first quarter 2024 common unit distribution of $0.75 per unit

• Declares second quarter 2024 common unit distribution of $0.75 per unit

"NRP generated $57 million of free cash flow in the second quarter of 2024 and $287 million of free cash flow over the last twelve months," said Craig Nunez, NRP's president and chief operating officer. "Despite lower coal and soda ash prices seen in 2024, we continue to generate robust free cash flow and make significant progress toward our goal of eliminating all of our financial obligations. We no longer have any warrants outstanding and currently have approximately $240 million of debt and preferred equity remaining.”

Mr. Nunez continued, "Coal and soda ash prices in the first half of the year were significantly lower than the highs seen in 2022 and 2023 and we expect this trend to continue. However, we remain on track to eliminate all preferred equity and debt from our balance sheet, after which our common unitholders will have no competing claims on free cash flow generated by the partnership. We are steadfast in our belief that this strategy is the best way to maximize intrinsic value and unitholder returns.”

NRP announced today that the board of directors of its general partner declared a second quarter 2024 cash distribution of $0.75 per common unit to be paid on August 27, 2024, to unitholders of record on August 20, 2024. In addition, the board declared a $0.95 million cash distribution on NRP's outstanding preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income for the second quarter of 2024 was relatively flat as compared to the prior year period. Lower coal sales prices and volumes were offset by non-recurring items that included a $4.6 million gain on asset sales primarily related to a coal property condemnation and a $2.1 million carbon neutral initiative transaction. Mineral Rights operating cash flow and free cash flow each increased $1.2 million as compared to the prior year period primarily due to the timing of cash collections and the carbon neutral initiative transaction identified above, partially offset by weaker coal sales prices and volumes. Approximately 75% of coal royalty revenues and approximately 60% of coal royalty sales volumes were derived from metallurgical coal in the second quarter of 2024.

Metallurgical coal prices continued to decline during the second quarter of 2024 due to weakened steel demand primarily as a result of the decline in China's construction industry and slower than expected recovery of the construction market in Europe. While metallurgical prices were significantly lower than the record highs seen in 2022, they remain elevated as compared to historical norms. NRP expects ongoing price volatility for both metallurgical and thermal coal as global steel demand impacts metallurgical coal while weather, natural gas prices, inventory levels, and scheduled shutdowns of coal plants impact thermal coal. Limitations on operators' ability to increase production due to limited access to capital and labor shortages, as well as inflationary pressures, are expected to provide ongoing price support above historical norms.

NRP continues to explore carbon neutral revenue opportunities across its large asset portfolio. While the timing and likelihood of additional cash flows from these activities is uncertain, NRP believes its large ownership footprint throughout the United States provides additional opportunities to create value in this regard with minimal capital investment by NRP. NRP's carbon neutral revenue opportunities include the sequestration of carbon dioxide underground and in standing forests, the generation of electricity using geothermal, solar, and wind energy, and lithium production.

Soda Ash

Soda Ash net income in the second quarter of 2024 decreased $23.3 million as compared to the prior year period primarily due to lower sales prices driven by new supply from China. Operating cash flow and free cash flow in the second quarter of 2024 decreased $24.8 million as compared to the prior year period due to a lower cash distribution received from Sisecam Wyoming in the second quarter of 2024.

Global soda ash prices continue to be significantly lower than the record setting prices seen in the previous year due to an influx of new supply. NRP believes lower soda ash prices will remain throughout the year and into next year as the market absorbs the additional supply.

Corporate and Financing

Corporate and Financing costs increased $1.1 million in the second quarter of 2024 as compared to the prior year period primarily due to higher interest costs as a result of increased borrowings on the credit facility used to accelerate the redemption of preferred units and settlement of warrants in 2024.

NRP retired the remainder of the outstanding 0.3 million warrants for $10.0 million in cash and 89,059 common units during the second quarter of 2024. NRP has now retired all 4.0 million of its previously issued warrants. NRP also redeemed $40.0 million preferred units at par with cash during the second quarter of 2024. Of the originally issued $250 million preferred units, only $31.7 million preferred units remain outstanding.

In May 2024, NRP declared and paid a first quarter 2024 cash distribution of $0.75 per common unit and a $2.15 million cash distribution on its preferred units. Today, NRP declared a second quarter 2024 cash distribution of $0.75 per common unit and a $0.95 million cash distribution on its outstanding preferred units.

NRP's available liquidity was $64.7 million at June 30, 2024, consisting of $32.3 million of cash and $32.3 million of borrowing capacity available under its revolving credit facility.

NRP's consolidated leverage ratio was 0.7x at June 30, 2024.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://registrations.events/direct/Q4I1544883. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per unit data)	2024	2023	2024	2024	2023
Revenues and other income
Royalty and other mineral rights	$54,591	$61,007	$67,372	$121,963	$137,278
Transportation and processing services	2,661	3,270	3,427	6,088	6,868
Equity in earnings of Sisecam Wyoming	3,645	26,978	5,450	9,095	46,232
Gain on asset sales and disposals	4,643	5	165	4,808	101
Total revenues and other income	$65,540	$91,260	$76,414	$141,954	$190,479

Operating expenses
Operating and maintenance expenses	$5,872	$7,930	$5,733	$11,605	$15,093
Depreciation, depletion and amortization	3,324	3,792	4,654	7,978	7,875
General and administrative expenses	5,931	5,643	6,327	12,258	11,488
Asset impairments	—	69	—	—	69
Total operating expenses	$15,127	$17,434	$16,714	$31,841	$34,525

Income from operations	$50,413	$73,826	$59,700	$110,113	$155,954

Interest expense, net	$(4,349)	$(3,492)	$(3,487)	$(7,836)	$(6,345)

Net income	$46,064	$70,334	$56,213	$102,277	$149,609
Less: income attributable to preferred unitholders	(1,443)	(4,971)	(2,150)	(3,593)	(11,632)
Less: redemption of preferred units	(13,666)	(27,618)	—	(13,666)	(43,846)
Net income attributable to common unitholders and the general partner	$30,955	$37,745	$54,063	$85,018	$94,131

Net income attributable to common unitholders	$30,336	$36,990	$52,982	$83,318	$92,948
Net income attributable to the general partner	619	755	1,081	1,700	1,883

Net income per common unit
Basic	$2.33	$2.93	$4.13	$6.44	$7.32
Diluted	2.29	2.49	3.83	6.17	5.96

Net income	$46,064	$70,334	$56,213	$102,277	$149,609
Comprehensive income (loss) from unconsolidated investment and other	1,239	911	845	2,084	(18,672)
Comprehensive income	$47,303	$71,245	$57,058	$104,361	$130,937

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2024	2023	2024	2024	2023
Cash flows from operating activities
Net income	$46,064	$70,334	$56,213	$102,277	$149,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	3,324	3,792	4,654	7,978	7,875
Distributions from unconsolidated investment	7,584	32,350	14,210	21,794	43,130
Equity earnings from unconsolidated investment	(3,645)	(26,978)	(5,450)	(9,095)	(46,232)
Gain on asset sales and disposals	(4,643)	(5)	(165)	(4,808)	(101)
Asset impairments	—	69	—	—	69
Bad debt expense	293	(198)	(813)	(520)	(808)
Unit-based compensation expense	2,912	2,646	2,964	5,876	5,137
Amortization of debt issuance costs and other	(199)	541	(749)	(948)	566
Change in operating assets and liabilities:
Accounts receivable	2,918	(361)	9,433	12,351	6,700
Accounts payable	(580)	72	629	49	(469)
Accrued liabilities	1,916	2,019	(8,225)	(6,309)	(6,786)
Accrued interest	(677)	(627)	412	(265)	(364)
Deferred revenue	899	(2,646)	1,028	1,927	(2,800)
Other items, net	463	342	(2,642)	(2,179)	(1,276)
Net cash provided by operating activities	$56,629	$81,350	$71,499	$128,128	$154,250

Cash flows from investing activities
Proceeds from asset sales and disposals	$4,643	$5	$165	$4,808	$106
Return of long-term contract receivable	659	610	647	1,306	1,208
Capital expenditures	—	(8)	—	—	(10)
Net cash provided by investing activities	$5,302	$607	$812	$6,114	$1,304

Cash flows from financing activities
Debt borrowings	$40,493	$70,834	$89,357	$129,850	$165,034
Debt repayments	(19,000)	(61,365)	(55,696)	(74,696)	(151,061)
Distributions to common unitholders and the general partner	(9,987)	(9,669)	(42,186)	(52,173)	(50,569)
Distributions to preferred unitholders	(2,643)	(7,396)	(2,150)	(4,793)	(15,482)
Redemption of preferred units	(40,000)	(80,834)	—	(40,000)	(128,333)
Warrant settlements	(10,000)	—	(55,689)	(65,689)	—
Other items, net	556	(452)	(6,946)	(6,390)	(3,504)
Net cash used in financing activities	$(40,581)	$(88,882)	$(73,310)	$(113,891)	$(183,915)

Net increase (decrease) in cash and cash equivalents	$21,350	$(6,925)	$(999)	$20,351	$(28,361)
Cash and cash equivalents at beginning of period	10,990	17,655	11,989	11,989	39,091
Cash and cash equivalents at end of period	$32,340	$10,730	$10,990	$32,340	$10,730

Supplemental cash flow information:
Cash paid for interest	$4,823	$3,960	$2,843	$7,666	$6,434

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	June 30,	December 31,
	2024	2023
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$32,340	$11,989
Accounts receivable, net	30,624	41,086
Other current assets, net	3,114	2,218
Total current assets	$66,078	$55,293
Land	24,008	24,008
Mineral rights, net	387,053	394,483
Intangible assets, net	13,143	13,682
Equity in unconsolidated investment	265,935	276,549
Long-term contract receivable, net	24,929	26,321
Other long-term assets, net	8,412	7,540
Total assets	$789,558	$797,876
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$933	$885
Accrued liabilities	7,225	12,987
Accrued interest	319	584
Current portion of deferred revenue	4,449	4,599
Current portion of long-term debt, net	14,214	30,785
Total current liabilities	$27,140	$49,840
Deferred revenue	40,433	38,356
Long-term debt, net	196,112	124,273
Other non-current liabilities	6,619	7,172
Total liabilities	$270,304	$219,641
Commitments and contingencies
Class A Convertible Preferred Units (31,666 and 71,666 units issued and outstanding at June 30, 2024 and December 31, 2023, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at June 30, 2024 and December 31, 2023)	$20,847	$47,181
Partners’ capital
Common unitholders’ interest (13,049,123 and 12,634,642 units issued and outstanding at June 30, 2024 and December 31, 2023, respectively)	$490,877	$503,076
General partner’s interest	8,568	8,005
Warrant holders’ interest	—	23,095
Accumulated other comprehensive loss	(1,038)	(3,122)
Total partners’ capital	$498,407	$531,054
Total liabilities and partners' capital	$789,558	$797,876

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Loss	Capital
Balance at December 31, 2023	12,635	$503,076	$8,005	$23,095	$(3,122)	$531,054
Net income (1)	—	55,089	1,124	—	—	56,213
Distributions to common unitholders and the general partner	—	(41,342)	(844)	—	—	(42,186)
Distributions to preferred unitholders	—	(2,107)	(43)	—	—	(2,150)
Issuance of unit-based awards	126	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,971)	—	—	—	(3,971)
Capital contribution	—	—	227	—	—	227
Warrant settlements	199	(36,650)	(748)	(18,291)	—	(55,689)
Comprehensive income from unconsolidated investment and other	—	—	—	—	845	845
Balance at March 31, 2024	12,960	$474,095	$7,721	$4,804	$(2,277)	$484,343
Net income (2)	—	45,142	922	—	—	46,064
Redemption of preferred units	—	(13,393)	(273)	—	—	(13,666)
Distributions to common unitholders and the general partner	—	(9,787)	(200)	—	—	(9,987)
Distributions to preferred unitholders	—	(2,590)	(53)	—	—	(2,643)
Unit-based awards amortization and vesting	—	2,502	—	—	—	2,502
Capital contribution	—	—	555	—	—	555
Warrant settlements	89	(5,092)	(104)	(4,804)	—	(10,000)
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,239	1,239
Balance at June 30, 2024	13,049	$490,877	$8,568	$—	$(1,038)	$498,407

(1)

Net income includes $2.15 million of income attributable to preferred unitholders that accumulated during the period, of which $2.11 million is allocated to the common unitholders and $0.04 million is allocated to the general partner.

(2)	Net income includes $1.44 million of income attributable to preferred unitholders that accumulated during the period, of which $1.41 million is allocated to the common unitholders and $0.03 million is allocated to the general partner.

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income (Loss)	Capital
Balance at December 31, 2022	12,506	$404,799	$5,977	$47,964	$18,717	$477,457
Net income (1)	—	77,690	1,585	—	—	79,275
Redemption of preferred units	—	(15,904)	(324)	—	—	(16,228)
Distributions to common unitholders and the general partner	—	(40,082)	(818)	—	—	(40,900)
Distributions to preferred unitholders	—	(7,924)	(162)	—	—	(8,086)
Issuance of unit-based awards	129	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,178)	—	—	—	(1,178)
Capital contribution	—	—	142	—	—	142
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(19,583)	(19,583)
Balance at March 31, 2023	12,635	$417,401	$6,400	$47,964	$(866)	$470,899
Net income (2)	—	68,927	1,407	—	—	70,334
Redemption of preferred units	—	(27,065)	(553)	—	—	(27,618)
Distributions to common unitholders and the general partner	—	(9,476)	(193)	—	—	(9,669)
Distributions to preferred unitholders	—	(7,248)	(148)	—	—	(7,396)
Unit-based awards amortization and vesting	—	2,299	—	—	—	2,299
Comprehensive income from unconsolidated investment and other	—	—	—	—	911	911
Balance at June 30, 2023	12,635	$444,838	$6,913	$47,964	$45	$499,760

(1)

Net income includes $6.66 million of income attributable to preferred unitholders that accumulated during the period, of which $6.53 million is allocated to the common unitholders and $0.13 million is allocated to the general partner.

(2)	Net income includes $4.97 million of income attributable to preferred unitholders that accumulated during the period, of which $4.87 million is allocated to the common unitholders and $0.10 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended June 30, 2024 and 2023 and March 31, 2024:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended June 30, 2024
Revenues	$57,252	$—	$—	$57,252
Equity in earnings of Sisecam Wyoming	—	3,645	—	3,645
Gain on asset sales and disposals	4,643	—	—	4,643
Total revenues and other income	$61,895	$3,645	$—	$65,540
Asset impairments	$—	$—	$—	$—
Net income (loss)	$52,729	$3,619	$(10,284)	$46,064
Adjusted EBITDA (1)	$56,049	$7,558	$(5,931)	$57,676
Cash flow provided by (used in) continuing operations:
Operating activities	$56,234	$7,557	$(7,162)	$56,629
Investing activities	$5,302	$—	$—	$5,302
Financing activities	$—	$—	$(40,581)	$(40,581)
Distributable cash flow (1)	$61,536	$7,557	$(7,162)	$61,931
Free cash flow (1)	$56,893	$7,557	$(7,162)	$57,288

For the Three Months Ended June 30, 2023
Revenues	$64,277	$—	$—	$64,277
Equity in earnings of Sisecam Wyoming	—	26,978	—	26,978
Gain on asset sales and disposals	5	—	—	5
Total revenues and other income	$64,282	$26,978	$—	$91,260
Asset impairments	$69	$—	$—	$69
Net income (loss)	$52,510	$26,964	$(9,140)	$70,334
Adjusted EBITDA (1)	$56,366	$32,336	$(5,643)	$83,059
Cash flow provided by (used in) continuing operations:
Operating activities	$55,040	$32,326	$(6,016)	$81,350
Investing activities	$615	$—	$(8)	$607
Financing activities	$—	$—	$(88,882)	$(88,882)
Distributable cash flow (1)	$55,655	$32,326	$(6,024)	$81,957
Free cash flow (1)	$55,650	$32,326	$(6,024)	$81,952

For the Three Months Ended March 31, 2024
Revenues	$70,799	$—	$—	$70,799
Equity in earnings of Sisecam Wyoming	—	5,450	—	5,450
Gain on asset sales and disposals	165	—	—	165
Total revenues and other income	$70,964	$5,450	$—	$76,414
Asset impairments	$—	$—	$—	$—
Net income (loss)	$60,644	$5,388	$(9,819)	$56,213
Adjusted EBITDA (1)	$65,293	$14,148	$(6,327)	$73,114
Cash flow provided by (used in) continuing operations:
Operating activities	$69,749	$14,148	$(12,398)	$71,499
Investing activities	$812	$—	$—	$812
Financing activities	$(1,086)	$—	$(72,224)	$(73,310)
Distributable cash flow (1)	$70,561	$14,148	$(12,398)	$72,311
Free cash flow (1)	$70,396	$14,148	$(12,398)	$72,146

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the six months ended June 30, 2024 and 2023:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Six Months Ended June 30, 2024
Revenues	$128,051	$—	$—	$128,051
Equity in earnings of Sisecam Wyoming	—	9,095	—	9,095
Gain on asset sales and disposals	4,808	—	—	4,808
Total revenues and other income	$132,859	$9,095	$—	$141,954
Asset impairments	$—	$—	$—	$—
Net income (loss)	$113,373	$9,007	$(20,103)	$102,277
Adjusted EBITDA (1)	$121,342	$21,706	$(12,258)	$130,790
Cash flow provided by (used in) continuing operations:
Operating activities	$125,983	$21,705	$(19,560)	$128,128
Investing activities	$6,114	$—	$—	$6,114
Financing activities	$(1,086)	$—	$(112,805)	$(113,891)
Distributable cash flow (1)	$132,097	$21,705	$(19,560)	$134,242
Free cash flow (1)	$127,289	$21,705	$(19,560)	$129,434

For the Six Months Ended June 30, 2023
Revenues	$144,146	$—	$—	$144,146
Equity in earnings of Sisecam Wyoming	—	46,232	—	46,232
Gain on asset sales and disposals	101	—	—	101
Total revenues and other income	$144,247	$46,232	$—	$190,479
Asset impairments	$69	$—	$—	$69
Net income (loss)	$121,391	$46,060	$(17,842)	$149,609
Adjusted EBITDA (1)	$129,326	$42,958	$(11,488)	$160,796
Cash flow provided by (used in) continuing operations:
Operating activities	$128,898	$42,943	$(17,591)	$154,250
Investing activities	$1,314	$—	$(10)	$1,304
Financing activities	$(583)	$—	$(183,332)	$(183,915)
Distributable cash flow (1)	$130,212	$42,943	$(17,601)	$155,554
Free cash flow (1)	$130,106	$42,943	$(17,601)	$155,448

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per ton data)	2024	2023	2024	2024	2023
Coal sales volumes (tons)
Appalachia
Northern	129	390	117	246	769
Central	3,456	3,352	3,714	7,170	6,961
Southern	709	693	570	1,279	1,275
Total Appalachia	4,294	4,435	4,401	8,695	9,005
Illinois Basin	1,342	1,631	2,033	3,375	2,941
Northern Powder River Basin	567	881	949	1,516	1,966
Gulf Coast	435	139	265	700	197
Total coal sales volumes	6,638	7,086	7,648	14,286	14,109

Coal royalty revenue per ton
Appalachia
Northern	$4.74	$6.87	$1.86	$3.37	$8.35
Central	7.34	8.49	8.08	7.72	9.23
Southern	10.19	10.85	11.58	10.81	12.72
Illinois Basin	2.47	3.15	2.56	2.53	3.34
Northern Powder River Basin	4.99	4.62	4.85	4.90	4.65
Gulf Coast	0.77	0.71	0.75	0.77	0.66
Combined average coal royalty revenue per ton	5.98	6.77	6.12	6.06	7.51

Coal royalty revenues
Appalachia
Northern	$612	$2,681	$218	$830	$6,418
Central	25,378	28,445	29,992	55,370	64,251
Southern	7,226	7,521	6,602	13,828	16,218
Total Appalachia	33,216	38,647	36,812	70,028	86,887
Illinois Basin	3,312	5,141	5,211	8,523	9,816
Northern Powder River Basin	2,831	4,066	4,599	7,430	9,141
Gulf Coast	336	98	200	536	131
Unadjusted coal royalty revenues	39,695	47,952	46,822	86,517	105,975
Coal royalty adjustment for minimum leases	(10)	8	(4)	(14)	8
Total coal royalty revenues	$39,685	$47,960	$46,818	$86,503	$105,983

Other revenues
Production lease minimum revenues	$412	$562	$924	$1,336	$1,175
Minimum lease straight-line revenues	4,126	4,447	4,171	8,297	8,950
Carbon neutral initiative revenues	2,200	115	2,161	4,361	2,233
Wheelage revenues	2,338	3,284	2,672	5,010	7,153
Property tax revenues	1,545	1,470	1,892	3,437	2,940
Coal overriding royalty revenues	668	150	1,169	1,837	338
Lease amendment revenues	712	848	702	1,414	1,699
Aggregates royalty revenues	730	686	772	1,502	1,439
Oil and gas royalty revenues	1,999	1,214	3,640	5,639	4,802
Other revenues	176	271	2,451	2,627	566
Total other revenues	$14,906	$13,047	$20,554	$35,460	$31,295
Royalty and other mineral rights	$54,591	$61,007	$67,372	$121,963	$137,278
Transportation and processing services revenues	2,661	3,270	3,427	6,088	6,868
Gain on asset sales and disposals	4,643	5	165	4,808	101
Total Mineral Rights segment revenues and other income	$61,895	$64,282	$70,964	$132,859	$144,247

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended June 30, 2024
Net income (loss)	$52,729	$3,619	$(10,284)	$46,064
Less: equity earnings from unconsolidated investment	—	(3,645)	—	(3,645)
Add: total distributions from unconsolidated investment	—	7,584	—	7,584
Add: interest expense, net	—	—	4,349	4,349
Add: depreciation, depletion and amortization	3,320	—	4	3,324
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$56,049	$7,558	$(5,931)	$57,676

For the Three Months Ended June 30, 2023
Net income (loss)	$52,510	$26,964	$(9,140)	$70,334
Less: equity earnings from unconsolidated investment	—	(26,978)	—	(26,978)
Add: total distributions from unconsolidated investment	—	32,350	—	32,350
Add: interest expense, net	—	—	3,492	3,492
Add: depreciation, depletion and amortization	3,787	—	5	3,792
Add: asset impairments	69	—	—	69
Adjusted EBITDA	$56,366	$32,336	$(5,643)	$83,059

For the Three Months Ended March 31, 2024
Net income (loss)	$60,644	$5,388	$(9,819)	$56,213
Less: equity earnings from unconsolidated investment	—	(5,450)	—	(5,450)
Add: total distributions from unconsolidated investment	—	14,210	—	14,210
Add: interest expense, net	—	—	3,487	3,487
Add: depreciation, depletion and amortization	4,649	—	5	4,654
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$65,293	$14,148	$(6,327)	$73,114

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Six Months Ended June 30, 2024
Net income (loss)	$113,373	$9,007	$(20,103)	$102,277
Less: equity earnings from unconsolidated investment	—	(9,095)	—	(9,095)
Add: total distributions from unconsolidated investment	—	21,794	—	21,794
Add: interest expense, net	—	—	7,836	7,836
Add: depreciation, depletion and amortization	7,969	—	9	7,978
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$121,342	$21,706	$(12,258)	$130,790

For the Six Months Ended June 30, 2023
Net income (loss)	$121,391	$46,060	$(17,842)	$149,609
Less: equity earnings from unconsolidated investment	—	(46,232)	—	(46,232)
Add: total distributions from unconsolidated investment	—	43,130	—	43,130
Add: interest expense, net	—	—	6,345	6,345
Add: depreciation, depletion and amortization	7,866	—	9	7,875
Add: asset impairments	69	—	—	69
Adjusted EBITDA	$129,326	$42,958	$(11,488)	$160,796

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended June 30, 2024
Net cash provided by (used in) operating activities	$56,234	$7,557	$(7,162)	$56,629
Add: proceeds from asset sales and disposals	4,643	—	—	4,643
Add: return of long-term contract receivable	659	—	—	659
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$61,536	$7,557	$(7,162)	$61,931
Less: proceeds from asset sales and disposals	(4,643)	—	—	(4,643)
Free cash flow	$56,893	$7,557	$(7,162)	$57,288

Net cash provided by investing activities	$5,302	$—	$—	$5,302
Net cash used in financing activities	$—	$—	$(40,581)	$(40,581)

For the Three Months Ended June 30, 2023
Net cash provided by (used in) operating activities	$55,040	$32,326	$(6,016)	$81,350
Add: proceeds from asset sales and disposals	5	—	—	5
Add: return of long-term contract receivable	610	—	—	610
Less: maintenance capital expenditures	—	—	(8)	(8)
Distributable cash flow	$55,655	$32,326	$(6,024)	$81,957
Less: proceeds from asset sales and disposals	(5)	—	—	(5)
Free cash flow	$55,650	$32,326	$(6,024)	$81,952

Net cash provided by (used in) investing activities	$615	$—	$(8)	$607
Net cash used in financing activities	$—	$—	$(88,882)	$(88,882)

For the Three Months Ended March 31, 2024
Net cash provided by (used in) operating activities	$69,749	$14,148	$(12,398)	$71,499
Add: proceeds from asset sales and disposals	165	—	—	165
Add: return of long-term contract receivable	647	—	—	647
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$70,561	$14,148	$(12,398)	$72,311
Less: proceeds from asset sales and disposals	(165)	—	—	(165)
Free cash flow	$70,396	$14,148	$(12,398)	$72,146

Net cash provided by investing activities	$812	$—	$—	$812
Net cash used in financing activities	$(1,086)	$—	$(72,224)	$(73,310)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Six Months Ended June 30, 2024
Net cash provided by (used in) operating activities	$125,983	$21,705	$(19,560)	$128,128
Add: proceeds from asset sales and disposals	4,808	—	—	4,808
Add: return of long-term contract receivable	1,306	—	—	1,306
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$132,097	$21,705	$(19,560)	$134,242
Less: proceeds from asset sales and disposals	(4,808)	—	—	(4,808)
Free cash flow	$127,289	$21,705	$(19,560)	$129,434

Net cash provided by investing activities	$6,114	$—	$—	$6,114
Net cash used in financing activities	$(1,086)	$—	$(112,805)	$(113,891)

For the Six Months Ended June 30, 2023
Net cash provided by (used in) operating activities	$128,898	$42,943	$(17,591)	$154,250
Add: proceeds from asset sales and disposals	106	—	—	106
Add: return of long-term contract receivable	1,208	—	—	1,208
Less: maintenance capital expenditures	—	—	(10)	(10)
Distributable cash flow	$130,212	$42,943	$(17,601)	$155,554
Less: proceeds from asset sales and disposals	(106)	—	—	(106)
Free cash flow	$130,106	$42,943	$(17,601)	$155,448

Net cash provided by (used in) investing activities	$1,314	$—	$(10)	$1,304
Net cash used in financing activities	$(583)	$—	$(183,332)	$(183,915)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow

	For the Three Months Ended
(In thousands)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	Last 12 Months
Net cash provided by operating activities	$78,942	$77,786	$71,499	$56,629	$284,856
Add: proceeds from asset sales and disposals	855	2,002	165	4,643	7,665
Add: return of long-term contract receivable	622	633	647	659	2,561
Distributable cash flow	$80,419	$80,421	$72,311	$61,931	$295,082
Less: proceeds from asset sales and disposals	(855)	(2,002)	(165)	(4,643)	(7,665)
Free cash flow	$79,564	$78,419	$72,146	$57,288	$287,417

Leverage Ratio

	For the Three Months Ended
(In thousands)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	Last 12 Months
Net income	$63,846	$64,980	$56,213	$46,064	$231,103
Less: equity earnings from unconsolidated investment	(12,401)	(14,764)	(5,450)	(3,645)	(36,260)
Add: total distributions from unconsolidated investment	23,010	15,338	14,210	7,584	60,142
Add: interest expense, net	3,837	3,921	3,487	4,349	15,594
Add: depreciation, depletion and amortization	4,594	6,020	4,654	3,324	18,592
Add: asset impairments	63	424	—	—	487
Adjusted EBITDA	$82,949	$75,919	$73,114	$57,676	$289,658

Debt—at June 30, 2024					$210,678

Leverage Ratio					0.7 x

	For the Three Months Ended
(In thousands)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	Last 12 Months
Net income	$74,555	$63,218	$79,275	$70,334	$287,382
Less: equity earnings from unconsolidated investment	(14,556)	(15,759)	(19,254)	(26,978)	(76,547)
Add: total distributions from unconsolidated investment	10,339	10,780	10,780	32,350	64,249
Add: interest expense, net	5,141	3,638	2,853	3,492	15,124
Add: loss on extinguishment of debt	2,484	3,933	—	—	6,417
Add: depreciation, depletion and amortization	6,850	5,954	4,083	3,792	20,679
Add: asset impairments	812	3,583	—	69	4,464
Adjusted EBITDA	$85,625	$75,347	$77,737	$83,059	$321,768

Debt—at June 30, 2023					$183,059

Leverage Ratio					0.6 x

-end-